UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2024

Spectaire Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40976	98-1578608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 Arlington St., Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 213-8991

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SPEC	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50	SPECW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement

On June 13, 2024, Spectaire Holdings Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), pursuant to which Skadden agreed to adjust and defer payment of certain legal fees incurred by the Company in an amount equal to approximately $6.2 million (the “Owed Skadden Fees”). Pursuant to the Letter Agreement, Skadden agreed to reduce the Owed Skadden Fees to approximately $2.74 million, consisting of (i) $2.37 million that is payable in cash (the “Deferred Skadden Fees”), payment of which Skadden agreed to defer until the earlier of December 31, 2025 and the date of consummation of a qualified financing transaction in which the Company raises gross proceeds of at least $30.0 million (such date, the “Payment Due Date”), and (ii) $0.37 million that is payable in the form of 1,000,000 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) at a per share value of $0.37 per share (the “Skadden Fee Shares”). If the Company consummates a financing transaction in which the Company raises gross proceeds of at least $10.0 million prior to the Payment Due Date, then the Company will prepay a portion of the Deferred Skadden Fees to Skadden in an amount equal to (i) the Deferred Skadden Fees multiplied by (ii) the gross proceeds received in such financing transaction divided by $30.0 million. Pursuant to the Letter Agreement, the Company agreed to use commercially reasonable efforts to consummate a number of financing transactions sufficient to pay the Deferred Skadden Fees in full by December 31, 2025.

Settlement Agreement

On June 13, 2024, the Company entered into a settlement agreement and release (the “Settlement Agreement”) with Jefferies LLC (“Jefferies”), pursuant to which Jefferies agreed to adjust payment of certain deferred underwriting fees incurred by the Company In settlement of the fees owed to Jefferies, the Company agreed to (i) pay Jefferies $1.5 million in cash upon the consummation of any financing transaction in which the Company receives gross proceeds of at least $15.0 million and (ii) issue to Jefferies 1,000,000 warrants, each of which will entitle the holder thereof to purchase one share of Common Stock at an exercise price of $11.50 per share (the “Jefferies Warrants”). The Jefferies Warrants will have substantially similar terms to the private placement warrants issued by the Company in connection with its initial public offering.

Asset Purchase Agreement

On June 14, 2024, the Company and its wholly owned subsidiary, Spectaire Canada Inc. (“Spectaire Canada” and, together with the Company, the “Purchasers”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Corsario Ltd. (“Corsario”) pursuant to which the Purchasers agreed to purchase certain assets of Corsario (the “Assets”) valued at approximately $600,000 in exchange for the issuance by the Company of 1,500,000 shares of Common Stock (the “Purchase Consideration”) to Corsario. The assets to be acquired include software that allows the Company’s primary business to provide auditable emission transactions for its customers with its Airecore product offering.

The closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing”) is subject to the satisfaction or waiver of certain customary conditions by the parties thereto.

The Asset Purchase Agreement contains customary representations, warranties and covenants of the parties thereto. The representations and warranties of the respective parties to the Asset Purchase Agreement will generally survive the Closing for 24 months following the date of the Closing, provided that (i) certain fundamental representations and warranties of the respective parties to the Asset Purchase Agreement will survive until the statute of limitations period applicable to any claims made in respect of such representations and warranties has expired and (ii) claims involving fraud or fraudulent misrepresentation will survive indefinitely.

Pursuant to the Asset Purchase Agreement, the Purchasers agreed to indemnify Corsario and its representatives with respect to damages incurred by such persons with respect to any breach or inaccuracy of any representation or warranty of the Purchasers contained in the Asset Purchase Agreement or any ancillary agreement, any failure of the Purchasers to perform their respective obligations under the Asset Purchase Agreement or any ancillary agreement and the assumption by Spectaire Canada of the assumed liabilities under the Asset Purchase Agreement. Conversely, pursuant to the Asset Purchase Agreement, Corsario agreed to indemnify the Purchasers and their representatives with respect to damages incurred by such persons with respect to any breach or inaccuracy of any representation or warranty of Corsario contained in the Asset Purchase Agreement or any ancillary agreement, any failure of Corsario to perform its obligations under the Asset Purchase Agreement or any ancillary agreement, any excluded liability under the Asset Purchase Agreement and any failure of Corsario to transfer legal and beneficial ownership of the Assets to Spectaire Canada free and clear of all liens other than permitted liens. No party has an obligation to make any payment for damages for indemnification or otherwise with respect to a breach of a representation or warranty under the Asset Purchase Agreement, with the exception of certain fundamental representations, until the total of all such damages with respect to such matters exceeds $25,000. Once the total of all such damages with respect to such matters exceeds $25,000, such party will be fully liable for all such damages, both below and above the threshold amount, up to a maximum amount equal to the Purchase Consideration.

Brian Semkiw and Rui Mendes each own 50% of Corsario. Brian Semkiw currently serves as the Company’s Chief Executive Officer and Chairman of the Board of Directors of the Company (the “Board”). Mr. Mendes currently serves as the Company’s Chief Information Officer.The purchase price was determined through both an internal evaluation and external reviews by third parties and is intended to reflect the cost of developing this technology internally. The transaction was reviewed with and approved by a Board committee comprised solely of independent directors, prior to being approved by the full Board.

The foregoing descriptions of the Letter Agreement, the Settlement Agreement and the Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the copies of the Letter Agreement, the Settlement Agreement and the Asset Purchase Agreement, which will be filed as exhibits to th Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2024.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectaire Holdings Inc.

Date: June 20, 2024	By:	/s/ Brian Semkiw
	Name:	Brian Semkiw
	Title:	Chief Executive Officer

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